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                                                                     EXHIBIT 4.4

                                [FORM OF CERTIFICATE]



NUMBER                                                             $____________
R-                                                          CUSIP NO.___________


                         SEE REVERSE FOR CERTAIN DEFINITIONS



     THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA")), WHETHER OR NOT SUCH PLAN IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN (AS DEFINED IN
SECTION 4975(e)(1) OF THE CODE) IS SUBJECT TO SECTION 4975 OF THE CODE, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH PLAN'S INVESTMENT IN THE ENTITY AND THE APPLICATION OF U.S. DEPARTMENT OF LABOR (THE "DOL") REGULATION SECTION 2510.3-101 (THE "PLAN ASSET REGULATION") (EXCLUDING ANY INVESTMENT COMPANY THAT IS REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED) (EACH, A "BENEFIT PLAN INVESTOR"), EXCEPT AS PROVIDED IN THE NEXT FOLLOWING SENTENCE. BY ACCEPTING AND HOLDING A CERTIFICATE, THE HOLDER THEREOF SHALL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND COVENANTED THAT IT IS (A) NOT A BENEFIT PLAN INVESTOR, AND THAT NO ASSETS OF ANY BENEFIT PLAN INVESTOR WERE USED TO ACQUIRE THE CERTIFICATE, OR (B) IT IS AN INSURANCE COMPANY ACTING ON BEHALF OF ITS GENERAL ACCOUNT, AND (i) ON THE DATE IT ACQUIRES THE CERTIFICATES, LESS THAN 25% OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE PLAN ASSETS AND (ii) IF AT ANY TIME DURING ANY CALENDAR QUARTER AFTER THE INITIAL ACQUISITION OF THE CERTIFICATES, 25% OR MORE OF THE ASSETS OF SUCH GENERAL ACCOUNT CONSTITUTE "PLAN ASSETS" (AS DEFINED IN THE PLAN ASSET REGULATION) AND NO EXEMPTION OR EXCEPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES TO THE CONTINUED HOLDING OF THE CERTIFICATES UNDER SECTION 401(c) OF ERISA AND FINAL REGULATIONS THEREUNDER OR AN EXEMPTION OR REGULATION ISSUED BY THE DOL UNDER ERISA, THEN SUCH INSURANCE COMPANY WILL DISPOSE OF ALL OF THE CERTIFICATES THEN HELD IN ITS GENERAL ACCOUNT BY THE END OF THE NEXT FOLLOWING CALENDAR QUARTER, AND SHALL DELIVER TO THE OWNER TRUSTEE AT THE TIME OF ACQUISITION OF A CERTIFICATE A DULY EXECUTED CERTIFICATEHOLDER CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C.


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     THE CERTIFICATES MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF AN INDIVIDUAL
OR ENTITY THAT IS NOT A U.S. PERSON AS DEFINED IN SECTION 7701(a)(30) OF THE CODE. BY ACCEPTING AND HOLDING A CERTIFICATE, THE HOLDER SHALL BE DEEMED TO
HAVE REPRESENTED AND WARRANTED THAT IT (OR, IF IT IS ACTING AS A NOMINEE, THE BENEFICIAL OWNER) IS A U.S. PERSON AND SHALL DELIVER TO THE OWNER TRUSTEE, AT
THE TIME OF ACQUISITION OF A CERTIFICATE AND THEREAFTER FROM TIME TO TIME UPON REQUEST, A DULY EXECUTED CERTIFICATION IN THE FORM SET FORTH IN EXHIBIT C.


THE PRINCIPAL OF THIS CERTIFICATE IS DISTRIBUTABLE IN INSTALLMENTS AS SET FORTH IN THE TRUST AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.]


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                     CATERPILLAR FINANCIAL ASSET TRUST [____]-[_]

                           [____]% ASSET BACKED CERTIFICATE

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of retail installment sale contracts secured by new and used machinery and certain monies due or received thereunder and sold to the Trust (as defined below) by Caterpillar Financial Funding Corporation.

(This Certificate does not represent an interest in or obligation of Caterpillar Financial Funding Corporation, Caterpillar Financial Services Corporation, Caterpillar Inc. or any of their respective affiliates, except to the extent described below.)

     THIS CERTIFIES THAT _________________ is the registered Owner of a ____________ DOLLAR ($________) nonassessable (subject to SECTION 2.07 of the Trust Agreement (as defined below)), fully-paid, fractional undivided interest in Caterpillar Financial Asset Trust [____]-[_] (the "Trust") formed by Caterpillar Financial Funding Corporation, a Nevada corporation (the "Seller").

     The Trust was created pursuant to an Amended and Restated Trust Agreement as of [__________________](the "Trust Agreement"), between the Seller and [__________________], as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement dated as of [_________ __, ____] (the "Sale and Servicing Agreement"), among the Trust, the Seller and Caterpillar Financial Services Corporation, as servicer (the "Servicer"), as applicable.

     This Certificate is one of the duly authorized Certificates designed as "[____]% Asset Backed Certificates" (herein called the "Certificates"). Also issued under the Indenture dated as of [_________ __, ____], between the Trust and [____________________], as indenture trustee, are Notes designated as "Class A-1 [____]% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 [____]% Asset Backed Notes" (the "Class A-2 Notes")[,] [and] "Class A-3 [____]% Asset Backed Notes" (the "Class A-3 Notes") [and Class B [___]% Asset Backed Notes (the "Class B Notes"]; together with the A-1 Notes, the A-2 Notes and the Class A-3 Notes, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The property of the Trust includes a pool of retail installment sale contracts secured by new and used equipment (the "Receivables"), all monies received on or after [__________________] from payments on the Receivables, security interests in the equipment financed thereby and certain other cross-collateralized equipment, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement dated as of [_____________________] between Caterpillar Financial Services Corporation and


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the Seller and all proceeds of the foregoing.  The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

     Under the Trust Agreement, there will be distributed on the [_____] day of each month or, if such day is not a Business Day, the next Business Day (the "Distribution Date"), commencing on [____________________],to the Person in whose name this Certificate is registered at the close of business on the last calendar day of the month preceding the month in which such Distribution Date occurs (the "Record Date") such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Distribution Date.

     It is the intent of the Seller, the Servicer and the Certificateholders that, for purposes of federal income, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Seller) will be treated as partners in that partnership. The Seller and the other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with the treatment of, the Certificates for such tax purposes as partnership interests in the Trust.

     Each Certificateholder, by its acceptance of a Certificate or a beneficial interest in a Certificate, acknowledges and agrees that neither the Seller nor the Owner Trustee is authorized to elect to treat the Issuer other than as a partnership for United States federal income tax purposes or any relevant state tax purposes. Each Certificateholder, by its acceptance of a Certificate or a beneficial interest in a Certificate, agrees not to take any actions (or direct the Owner Trustee to take such acts or actions) that would violate such restriction.

     Notwithstanding any prior termination of the Trust Agreement, each Certificateholder, by its acceptance of a Certificate, covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Trust with respect to the Issuer or the Seller, acquiesce, petition or otherwise invoke or cause the Issuer or the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the Seller, under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the Seller.

     Distributions on this Certificate will be made as provided in the Trust Agreement by the Owner Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee in the Borough of Manhattan, The City of New York.


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     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.


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     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

                                  CATERPILLAR FINANCIAL ASSET
                                     TRUST [____]-[_],

                                  By:  [____________________],
                                         as Owner Trustee


Dated:                            By: ___________________________
                                      Name:
                                      Title:



                            CERTIFICATE OF AUTHENTICATION

    This is one of the Certificates referred to in the within-mentioned Trust Agreement.


[____________________],    or        [____________________],
as Owner Trustee                     as Owner Trustee

                                        By ______________________,
                                           Authenticating Agent



By:___________________________          By:________________________________
     Authorized Signatory                  Authorized Signatory


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                               [REVERSE OF CERTIFICATE]

    The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, Caterpillar Inc., the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement and the Trust Agreement. The Certificates are limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement and the Trust Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

    The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes and the Certificateholders each voting as a class evidencing a majority of the outstanding Notes and the Certificate Balance, respectively. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

    As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in [_____________________], accompanied by a written instrument of transfer in force satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing and a duly executed Certificateholder Certification of the transferee thereof, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is [_____________________].

    The Certificates are issuable only as registered Certificates without coupons in denominations of $1,000 or integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may


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require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

    The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the Owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

    The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificates; PROVIDED, HOWEVER, such right of purchase is exercisable only on any Distribution Date on which the Pool Balance is less than 10% of the Initial Pool Balance.

    The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), whether or not such plan is subject to the provisions of Title I of ERISA, (ii) a plan (as defined in Section 4975(e)(1) of the Code) is subject to Section 4975 of the Code, or (iii) any entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity and the application of U.S. Department of Labor (the "DOL") Regulation Section 2510.3-101 (the "Plan Asset Regulation") (excluding any investment company that is registered under the Investment Company Act of 1940, as amended) (each, a "Benefit Plan Investor"), except as provided in the next following sentence. By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented, warranted and covenanted that it is (A) not a Benefit Plan Investor, and that no assets of any Benefit Plan Investor were used to acquire the Certificate, or (B) it is an insurance company acting on behalf of its general account, and (i) on the date it acquires the Certificates, less than 25% of the assets of such general account constitute Plan Assets and (ii) if at any time during any calendar quarter after the initial acquisition of the Certificates, 25% or more of the assets of such general account constitute "plan assets" (as defined in the Plan Asset Regulation) and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Certificates under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of all of the Certificates then held in its general account by the end of the next following calendar quarter, and shall deliver to the Owner Trustee at the time of acquisition of a Certificate a duly executed Certificateholder Certification in the form set forth in EXHIBIT C.

    The Certificates may not be acquired by or for the account of an individual or entity that is not a U.S. person as defined in Section 7701(a)(30) of the Code. By accepting and holding a Certificate, the Holder shall be deemed to have represented and warranted under penalties of perjury that it (or, if it is acting as a nominee, the beneficial owner) is a U.S. person and shall deliver to the Owner Trustee, at the time of acquisition of a Certificate and thereafter from time


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to time upon request, a duly executed Certificateholder Certification in the form set forth in Exhibit C.


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                                      ASSIGNMENT


    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



_____________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)



____________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________________ Attorney to transfer said
Certificate on the books of the Certificate Register, with full power of substitution in the premises.




Dated:                            __________________________________________*
                                  Signature Guaranteed:


                                  __________________________________________*



____________________

* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever.